Exhibit 10.3
Loan Agreement

THIS LOAN AGREEMENT (the “Agreement”), is entered into as of April 24, 2020, between CHESAPEAKE UTILITIES CORPORATION, a Delaware corporation (the “Borrower”), with an address at 909 Silver Lake Boulevard, Dover, Delaware 19904-2472, and PNC BANK, NATIONAL ASSOCIATION (the “Bank”), with an address at The Tower at PNC Plaza, 300 Fifth Avenue, Pittsburgh, Pennsylvania 15222.

The Borrower and the Bank, with the intent to be legally bound, agree as follows:

1.    Loan. The Bank has made or may make one or more loans (“Loan”) to the Borrower subject to the terms and conditions and in reliance upon the representations and warranties of the Borrower set forth in this Agreement. Each Loan shall be used for business purposes (and not for personal, family or household use) and is or will be evidenced by a promissory note or notes of the Borrower and all renewals, extensions, amendments and restatements thereof (whether one or more, collectively, the “Note”) acceptable to the Bank, which shall set forth the interest rate, repayment and other provisions of the respective Loan, the terms of which are incorporated into this Agreement by reference.

The Loans governed by this Agreement shall include the Loans specifically described below, if any, and any additional lines of credit or term loans that the Bank has made or may, in its sole discretion, make to the Borrower in the future unless expressly subject to a separate agreement.

1.1.    Line of Credit. One of the Loans governed by this Agreement is a committed revolving line of credit under which the Borrower may request and the Bank, subject to the terms and conditions of this Agreement, will make advances to the Borrower from time to time until the Expiration Date, in an aggregate amount outstanding at any time not to exceed $15,000,000.00 (the “Line of Credit”). The “Expiration Date” shall have the meaning set forth in the note evidencing the Line of Credit. The Borrower acknowledges and agrees that in no event will the Bank be under any obligation to extend or renew the Line of Credit beyond the Expiration Date. In no event shall the aggregate unpaid principal amount of advances under the Line of Credit exceed the face amount of the Line of Credit. Advances under the Line of Credit will be used for working capital or other general business purposes of the Borrower.

2.    Loan Documents. This Agreement, the Note and all other agreements and documents executed and/or delivered pursuant or subject hereto, as each may be amended, modified, extended or renewed from time to time, are collectively referred to as the “Loan Documents”. Capitalized terms not defined herein shall have the meanings ascribed to them in the Loan Documents. All loans, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower to the Bank described herein or in the other Loan Documents are referred to collectively as the “Obligations”.

3.    Representations and Warranties. The Borrower hereby makes the following representations and warranties, which shall be continuing in nature and remain in full force and effect until the Obligations are paid in full, and which shall be true and correct except as otherwise set forth on the Addendum attached hereto and incorporated herein by reference (the “Addendum”):

3.1.    Existence, Power and Authority. The Borrower is duly organized, validly existing and in good standing under the laws of the State of its incorporation or organization and has the power and authority to own and operate its assets and to conduct its business as now or proposed to be carried on, and is duly qualified, licensed and in good standing to do business in all jurisdictions where its ownership of property or the nature of its business requires such qualification or licensing, except whether the failure to be so qualified or license would not reasonably be expected to result in a material adverse effect on the Borrower. The Borrower is duly authorized to execute and deliver the Loan Documents, all necessary action to authorize the execution and delivery of the Loan Documents has been properly taken, and the Borrower is and will continue to be duly authorized to borrow under this Agreement and to perform all of the other terms and provisions of the Loan Documents.

3.2.    Financial Statements. The Borrower has delivered or caused to be delivered to the Bank its most recent Financial Statements (as defined herein). The Financial Statements fairly present in all material respects the consolidated financial condition of the Borrower and its subsidiaries as of the respective dates thereof and the results of operations for the fiscal periods then ended in accordance with generally accepted accounting principles in effect from time to time (“GAAP”) consistently applied throughout the period covered thereby, subject (in the case of the interim statements) to normal year end audit adjustments utilized on a consistent basis and the absence of footnotes and (iii) have been prepared in accordance with GAAP consistently applied throughout the period covered thereby, subject (in the case of the interim statements) to normal year-end audit adjustments utilized on a consistent basis and the absence of footnotes. As used herein, “Financial Statements” shall mean the consolidated balance sheets statements of income and cash flows for the fiscal year or quarter together with comparative figures for the corresponding periods of the prior fiscal year.

3.3.    No Material Adverse Change. Since the date of the most recent Financial Statements, the Borrower has not suffered any damage, destruction or loss, and no event or condition has occurred or exists, which has resulted or could result in a material adverse change in its business, assets, operations, condition (financial or otherwise) or results of operation.

3.4.    Binding Obligations. The Borrower has full power and authority to enter into the transactions provided for in this Agreement and has been duly authorized to do so by appropriate action of its Board of Directors if the Borrower is a corporation, its members and/or managers, as applicable, if the Borrower is a limited liability company, all its general partners if the Borrower is a partnership or otherwise as may be required by law, charter, other organizational documents or agreements; and the Loan Documents, when executed and delivered by the Borrower, will constitute the legal, valid and binding obligations of the Borrower enforceable in accordance with their terms.

3.5.    No Defaults or Violations. There does not exist any Default or Event of Default, as hereinafter defined, under this Agreement, or any material default or violation by the Borrower of or under any of the terms, conditions or obligations of: (i) its partnership agreement if the Borrower is a partnership, its articles or certificate of incorporation, regulations and bylaws if the Borrower is a corporation, its articles or certificate of organization and operating agreement if the Borrower is a limited liability company, or its other organizational documents as applicable; (ii) any indenture, mortgage, deed of trust, franchise, permit, contract, agreement, or other instrument to which it is a party or by which it is bound; or (iii) any law, ordinance, regulation, ruling, order, injunction, decree, condition or other requirement applicable to or imposed upon it by any law, the action of any court or any governmental authority or agency; and the consummation of this Agreement and the transactions set forth herein will not result in any such Default, Event of Default or violation.

3.6.    Title to Assets. The Borrower has good and marketable title to the assets reflected on the most recent Financial Statements, free and clear of all liens and encumbrances, except for (i) liens in favor of the Bank; (ii) current taxes and assessments not yet due and payable; (iii) assets disposed of by the Borrower in the ordinary course of business since the date of the most recent Financial Statements; (iv) those liens or encumbrances, if any, specified on the Addendum; (v) those liens and encumbrances permitted by the Other Loan Document; and (iv) those dispositions, investments, loans liquidation, mergers, consolidations or acquisitions permitted by the Other Loan Document.

3.7.    Litigation. There are no actions, suits, proceedings or governmental investigations pending or, to the knowledge of the Borrower, threatened against the Borrower, which could result in a material adverse change in its business, assets, operations, condition (financial or otherwise) or results of operations and there is no basis known to the Borrower for any action, suit, proceeding or investigation which could result in such a material adverse change. All pending and threatened material litigation against the Borrower is listed on the Addendum attached hereto.

3.8.    Tax Returns. All federal, state, local and other tax returns required to have been filed with respect to the Borrower have been filed, and payment or adequate provision has been made for the payment of all taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or otherwise levied or imposed upon them, their properties, income or assets which are due and payable, except to the extent that such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made.

3.9.    Employee Benefit Plans. Each employee benefit plan as to which the Borrower may have any liability complies in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974 (as amended from time to time, “ERISA”), including minimum funding requirements, and (i) no non-exempt Prohibited Transaction (as defined under ERISA) has occurred with respect to any such plan; (ii) no Reportable Event (as defined under Section 4043 of ERISA) has occurred with respect to any such plan which would cause the Pension Benefit Guaranty Corporation to institute proceedings under Section 4042 of ERISA; (iii) the Borrower has not withdrawn from any such plan or initiated steps to do so; and (iv) no steps have been taken to terminate any such plan that is subject to the minimum funding rules of ERISA.

3.10.    Environmental Matters. The Borrower is in compliance, in all material respects, with all Environmental Laws (as hereinafter defined), including, without limitation, all Environmental Laws in jurisdictions in which the Borrower owns or operates, or has owned or operated, a facility or site, stores collateral, arranges or has arranged for disposal or treatment of hazardous substances, solid waste or other waste, accepts or has accepted for transport any hazardous substances, solid waste or other wastes or holds or has held any interest in real property or otherwise. Except as otherwise disclosed on the Addendum or as would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the Borrower, no litigation or proceeding arising under, relating to or in connection with any Environmental Law is pending or, to the best of the Borrower’s knowledge, threatened against the Borrower, any real property in which the Borrower holds or has held an interest or any past or present operation of the Borrower. Except as would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the Borrower, no release, threatened release or disposal of hazardous waste, solid waste or other wastes is occurring, or to the best of the Borrower’s knowledge has occurred, on, under or to any real property in which the Borrower holds or has held any interest or performs or has performed any of its operations, in violation of any Environmental Law. As used in this Section, “litigation or proceeding” means any demand, claim notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by a governmental authority or other person, and “Environmental Laws” means all provisions of laws, statutes, ordinances, rules, regulations, permits, licenses, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by any governmental authority concerning health, safety and protection of, or regulation of the discharge of substances into, the environment.

3.11.    Intellectual Property. The Borrower owns or is licensed to use all patents, patent rights, trademarks, trade names, service marks, copyrights, intellectual property, technology, know-how and processes necessary for the conduct of its business as currently conducted that are material to the condition (financial or otherwise), business or operations of the Borrower, except where the failure to do so, either individually or in the aggregate, would not reasonably be expected to constitute a material adverse effect on the Borrower.

3.12.    Regulatory Matters. No part of the proceeds of any Loan will be used for “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time in effect or for any purpose which violates the provisions of the Regulations of such Board of Governors.

3.13.    Solvency. As of the date hereof and after giving effect to the transactions contemplated by the Loan Documents, (i) the aggregate value of the Borrower’s assets will exceed its liabilities (including contingent, subordinated, unmatured and unliquidated liabilities); (ii) the Borrower will have sufficient cash flow to enable it to pay its debts as they become due; and (iii) the Borrower will not have unreasonably small capital for the business in which it is engaged.

3.14.    Disclosure. None of the Loan Documents contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary in order to make the statements contained in this Agreement or the Loan Documents not misleading. There is no fact known to the Borrower which materially adversely affects or, so far as the Borrower can now foresee, might materially adversely affect the business, assets, operations, condition (financial or otherwise) or results of operation of the Borrower and which has not otherwise been fully set forth in this Agreement or in the Loan Documents.

3.15.    Beneficial Owners. If the Borrower is or was required to execute and deliver to the Bank a Certification of Beneficial Owner(s) (individually and collectively, as updated from time to time, the “Certification of Beneficial Owners”), the information in the Certification of Beneficial Owners, as updated from time to time in accordance with this Agreement, is true, complete and correct as of the date thereof, as of the date hereof and as of the date any such update is delivered to the Bank. The Borrower acknowledges and agrees that the Certification of Beneficial Owners is a Loan Document.

4.    Affirmative Covenants.  The Borrower agrees that from the date of execution of this Agreement until all Obligations have been paid in full and any commitments of the Bank to the Borrower have been terminated, the Borrower will:

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4.7.    Bank Accounts. Establish and maintain at the Bank the Borrower’s primary depository accounts.

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4.9.    Additional Reports. Provide prompt written notice to the Bank after any officer of the Borrower has learned of the occurrence of any of the following (together with a description of the action which the Borrower proposes to take with respect thereto): (i) any Event of Default or any event, act or condition which, with the passage of time or the giving of notice, or both, would constitute an Event of Default (a “Default”); (ii) any litigation filed by or against the Borrower which would reasonably be expected to result in a material adverse change in its business, assets, operations, condition (financial or otherwise) or results of operations of the Borrower; (iii) any Reportable Event or Prohibited Transaction with respect to any Employee Benefit Plan(s) (as defined in ERISA) or (iv) any event which would reasonably be expected to result in a material adverse change in the business, assets, operations, condition (financial or otherwise) or results of operation of the Borrower.

4.10.    Certification of Beneficial Owners and Other Additional Information. Provide: (i) such information and documentation as may reasonably be requested by the Bank from time to time for purposes of compliance by the Bank with applicable laws (including without limitation the USA PATRIOT Act and other “know your customer” and anti-money laundering rules and regulations), and any policy or procedure implemented by the Bank to comply therewith; and (ii) if the Borrower is or was required to deliver a Certification of Beneficial Owners to the Bank, (a) confirmation of the accuracy of the information set forth in the most recent Certification of Beneficial Owners provided to the Bank, as and when reasonably requested by the Bank; and (b) a new Certification of Beneficial Owners in form and substance acceptable to the Bank when the individual(s) identified as a controlling party and/or a direct or indirect individual owner on the most recent Certification of Beneficial Owners provided to the Bank have changed.

4.11.    Incorporation of Covenants by Reference; Most Favored Lender.

(a) The Bank and the Borrower agree that any and all affirmative, negative, financial reporting and financial covenants which may be set forth in any credit agreement, loan agreement, promissory note, guaranty or other agreement, instrument or document entered into between the Borrower (or any of its affiliates) and the Bank (or any of its affiliates), as lender, including without limitation that certain Credit Agreement dated October 8, 2015, as amended, and that certain Amended and Restated Loan Agreement dated as of October 31, 2019, as amended (the “2019 Loan Agreement”) (individually and collectively, the “Other Loan Document”) excluding Section 9.9 or any similar negative pledge or limitation of the Credit Agreement dated October 8, 2015 or any Other Loan Document, are hereby incorporated herein by this reference as if set forth herein at length, as any of the foregoing may be amended or supplemented from time to time (the “Incorporated Provisions”). Any amendments, modifications, waivers or other changes in the terms of any of the Incorporated Provisions shall automatically constitute an amendment to this Agreement without any need for further action or documentation. Notwithstanding the foregoing, any amendments, modifications, waivers or other such changes to any Incorporated Provision which operate to waive a default or “Event of Default” under the related Other Loan Document shall not be effective unless consented to in writing by the Bank in its sole discretion. Promptly upon the occurrence of any amendment, modification, waiver or other change described in the preceding sentence, the Borrower shall provide written notice to the Bank thereof and a request for consent thereto, such notice to specifically describe such change and the reasons therefor and include a true and complete copy of any and all documents and agreements executed to evidence such change. No action, inaction or delay by the Bank (either before or after the Bank receives a notice described in the preceding sentence) shall constitute a waiver of any of the Bank's rights under this paragraph. If any Other Loan Document terminates or otherwise ceases to be in full force and effect at any time and for any reason, whether by voluntary termination, upon default, acceleration, at maturity or otherwise (a “Termination”), all of the Incorporated Provisions of such Other Loan Document shall survive the Termination and shall continue in full force and effect as a part of this Agreement. At any time after a Termination, the Borrower shall promptly upon the Bank's request execute and deliver to the Bank a supplement to this Agreement, which supplement will expressly incorporate into this Agreement all or any number of the Incorporated Provisions of the terminated Other Loan Document as the Bank in its sole discretion shall select, as such Incorporated Provisions are in effect immediately prior to the date of Termination.

(b) In the event that the Borrower enters into any new bank credit facility (an “Additional Credit Facility”) with (or modifies, amends or refinances any bank credit facility existing as of the date hereof (an “Amended Credit Facility” that results in) an Alternative Pricing Component for such Additional Credit Facility or Amended Credit Facility, as applicable, greater than the applicable PNC Pricing Component otherwise in effect under the Note, the applicable PNC Pricing Component shall be increased to be the same as the Alternative Pricing Component, effective automatically as of the effective date of such Additional Credit Facility or Amended Credit Facility, as applicable, without any further action by Borrower or the Bank. For the purposes hereof: (i) “Alternative Pricing Component” means the interest rate margin above LIBOR and/or the Base Rate, any unused line or commitment fees or any LIBOR and/or Base Rate floors (or the applicable relevant definitions thereof as used in the documentation evidencing such Additional Credit Facility or Amended Credit Facility, as applicable) for such Additional Credit Facility or Amended Credit Facility, as applicable and (ii) “PNC Pricing Component” means interest rate margin for the Daily LIBOR Rate or the Alternate Rate, the Unused Fee or any Daily LIBOR Rate or Base Rate floors, in each case, under the Note.

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6.    Events of Default.  The occurrence of any of the following will be deemed to be an “Event of Default”:

6.1.    Covenant Default. The Borrower shall default in the performance of any of the covenants or agreements contained in this Agreement.

6.2.    Breach of Warranty. Any Financial Statement, representation, warranty or certificate made or furnished by the Borrower to the Bank in connection with this Agreement shall be false, incorrect or incomplete when made.

6.3.    Other Default. The occurrence of (i) an Event of Default as defined in the Note or any of the Loan Documents and (ii) a default or event of default under or as defined in any other agreement, instrument or document between the Borrower and PNC Bank, National Association or any of its subsidiaries or affiliates.

Upon the occurrence of an Event of Default, the Bank will have all rights and remedies specified in the Note and the Loan Documents and all rights and remedies (which are cumulative and not exclusive) available under applicable law or in equity.

7.    Conditions. The Bank’s obligation to make any advance under any Loan, or to issue any letter of credit, is subject to the conditions that as of the date of the advance:

7.1.    No Event of Default. No Event of Default or Default shall have occurred and be continuing.

7.2.    Authorization Documents. The Bank shall have received certified copies of resolutions of the board of directors, the general partners or the members or managers of any partnership, corporation or limited liability company that executes this Agreement, the Note or any of the other Loan Documents; or other proof of authorization satisfactory to the Bank.

7.3.    Receipt of Loan Documents. The Bank shall have received the Loan Documents and such other instruments and documents which the Bank may reasonably request in connection with the transactions provided for in this Agreement, which may include an opinion of counsel in form and substance satisfactory to the Bank for any party executing any of the Loan Documents.

7.4.    Fees. The Bank shall have received an upfront fee in an amount equal to $22,500 in respect of the Loan.

8.    Fees; Expenses. The Borrower agrees to reimburse the Bank, upon the execution of this Agreement, and otherwise on demand, all fees due and payable to the Bank hereunder and under the other Loan Documents and all costs and expenses incurred by the Bank in connection with the preparation, negotiation and delivery of this Agreement and the other Loan Documents, and any modifications or amendments thereto or renewals thereof, and the collection of all of the Obligations, including but not limited to enforcement actions, relating to the Loan, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions or proceedings arising out of or relating to this Agreement, including (i) reasonable fees and expenses of counsel (which may include costs of in‑house counsel); (ii) all costs related to conducting UCC, title and other public record searches; (iii) fees for filing and recording documents in the public records to perfect the Bank’s liens and security interests; (iv) expenses for auditors, appraisers and environmental consultants; and (v) taxes. The Borrower hereby authorizes and directs the Bank to charge Borrower's deposit account(s) with the Bank for any and all of the foregoing fees, costs and expenses.

9.    Increased Costs. On written demand, together with written evidence of the justification therefor, the Borrower agrees to pay the Bank all direct costs incurred, any losses suffered or payments made by the Bank as a result of any Change in Law (hereinafter defined), imposing any reserve, deposit, allocation of capital or similar requirement (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) on the Bank, its holding company or any of their respective assets relative to the Loan. “Change in Law” means the occurrence, after the date hereof, of any of the following: (i) the adoption or taking effect of any law, rule, regulation or treaty; (ii) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any governmental authority or (iii) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any governmental authority; provided that notwithstanding anything herein to the contrary, (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (b) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

10.    Miscellaneous.

10.1.    Notices. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder (“Notices”) must be in writing (except as may be agreed otherwise above with respect to borrowing requests or as otherwise provided in this Agreement) and will be effective upon receipt. Notices may be given in any manner to which the parties may agree. Without limiting the foregoing, first-class mail, postage prepaid, facsimile transmission and commercial courier service are hereby agreed to as acceptable methods for giving Notices. In addition, the parties agree that Notices may be sent electronically to any electronic address provided by a party from time to time. Notices may be sent to a party’s address as set forth above or to such other address as any party may give to the other for such purpose in accordance with this section.

10.2.    Preservation of Rights. No delay or omission on the Bank’s part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Bank’s action or inaction impair any such right or power. The Bank’s rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Bank may have under other agreements, at law or in equity.

10.3.    Illegality. If any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, it shall not affect or impair the validity, legality and enforceability of the remaining provisions of this Agreement.

10.4.    Changes in Writing. No modification, amendment or waiver of, or consent to any departure by the Borrower from, any provision of this Agreement will be effective unless made in a writing signed by the party to be charged, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Notwithstanding the foregoing, the Bank may modify this Agreement or any of the other Loan Documents for the purposes of completing missing content or correcting erroneous content, without the need for a written amendment, provided that the Bank shall send a copy of any such modification to the Borrower (which notice may be given by electronic mail). No notice to or demand on the Borrower will entitle the Borrower to any other or further notice or demand in the same, similar or other circumstance.

10.5.    Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

10.6.    Counterparts. This Agreement and any other Loan Document may be signed in any number of counterpart copies and by the parties hereto on separate counterparts, but all such copies shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement or any other Loan Document by facsimile transmission shall be effective as delivery of a manually executed counterpart. Any party so executing this Agreement or any other Loan Document by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

10.7.    Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the Borrower and the Bank and their respective heirs, executors, administrators, successors and assigns; provided, however, that the Borrower may not assign this Agreement in whole or in part without the Bank’s prior written consent and the Bank at any time may assign this Agreement in whole or in part.

10.8.    Interpretation. In this Agreement, unless the Bank and the Borrower otherwise agree in writing, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; the word “or” shall be deemed to include “and/or”, the words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; references to articles, sections (or subdivisions of sections) or exhibits are to those of this Agreement; and references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications to such instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Agreement. Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. Unless otherwise specified in this Agreement, all accounting terms shall be interpreted and all accounting determinations shall be made in accordance with GAAP. If this Agreement is executed by more than one party as Borrower, the obligations of such persons or entities will be joint and several.

10.9.    No Consequential Damages, Etc.. The Bank will not be responsible for any damages, consequential, incidental, special, punitive or otherwise, that may be incurred or alleged by any person or entity, including the Borrower, as a result of this Agreement, the other Loan Documents, the transactions contemplated hereby or thereby, or the use of the proceeds of the Loan.

10.10.    Assignments and Participations. At any time, without any notice to the Borrower, the Bank may sell, assign, transfer, negotiate, grant participations in, or otherwise dispose of all or any part of the Bank’s interest in the Loan. The Borrower hereby authorizes the Bank to provide, without any notice to the Borrower, any information concerning the Borrower, including information pertaining to the Borrower’s financial condition, business operations or general creditworthiness, to any assignee of or participant in or any prospective assignee of or participant in all or any part of the Bank’s interest in the Loan.

10.11.    USA PATRIOT Act Notice. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each Borrower that opens an account. What this means: when the Borrower opens an account, the Bank will ask for the business name, business address, taxpayer identifying number and other information or documentation that will allow the Bank to identify the Borrower, such as organizational documents. For some businesses and organizations, the Bank may also need to ask for identifying information and documentation relating to certain individuals associated with the business or organization.

10.12.    Important Information about Phone Calls. By providing telephone number(s) to the Bank, now or at any later time, the Borrower hereby authorizes the Bank and its affiliates and designees to contact the Borrower regarding the Borrower’s account(s) with the Bank or its affiliates, whether such accounts are Borrower’s individual accounts or business accounts for which Borrower is a contact, at such numbers using any means, including but not limited to placing calls using an automated dialing system to cell, VoIP or other wireless phone number, or by leaving prerecorded messages or sending text messages, even if charges may be incurred for the calls or text messages. Borrower hereby consents that any phone call with the Bank may be monitored or recorded by the Bank.

10.13.    Confidentiality. In connection with the Obligations, this Agreement and the other Loan Documents, the Bank and the Borrower will be providing to each other, whether orally, in writing or in electronic format, nonpublic, confidential or proprietary information (collectively, “Confidential Information”). Each of the Borrower and the Bank agrees (i) to hold the Confidential Information of the other in confidence; and (ii) not to disclose or permit any other person or entity access to the Confidential Information of the other party, except for disclosure or access (a) to a party’s affiliates and its or their employees, officers, directors, agents, representatives, (b) to other third parties that provide or may provide ancillary support relating to the Obligations, this Agreement and/or the other Loan Documents, (c) in connection with the exercise of any remedies or enforcement of rights under this Agreement or any action or proceeding relating to the Obligations, this Agreement and/or the other Loan Documents, (d) to its external or internal auditors or regulatory authorities, or (e) upon the order of a court or other governmental agency having jurisdiction over a party. It is understood and agreed that the obligation to protect such Confidential Information shall be satisfied if the party receiving such Confidential Information utilizes the same control (but no less than reasonable) as it does to avoid disclosure of its own confidential and valuable information. It is also understood and agreed that no information shall be within the protection of this Agreement where such information: (w) is or becomes publicly available through no fault of the party to whom such Confidential Information has been disclosed, (x) is released by the originating party to anyone without restriction, (y) is rightly obtained from third parties who are not, to such receiving party's knowledge, under an obligation of confidentiality, or (z) is required to be disclosed by subpoena or similar process of applicable law or regulations.

For the purposes of this Agreement, Confidential Information of a party shall include, without limitation, any financial information, scientific or technical information, design, process, procedure or improvement and all concepts, documentation, reports, data, data formats, specifications, computer software, source code, object code, user manuals, financial models, screen displays and formats, software, databases, inventions, knowhow, showhow and trade secrets, whether or not patentable or copyrightable, whether owned by a party or any third party, together with all memoranda, analyses, compilations, studies, notes, records, drawings, manuals or other documents or materials which contain or otherwise reflect any of the foregoing information.

Each of the Borrower and the Bank agrees to return to the other or destroy all Confidential Information of the other upon the termination of this Agreement; provided, however, each party may retain such limited information for customary archival and audit purposes only for reference with respect to prior dealings between the parties subject at all times to the continuing terms of this Section 10.13.

Each of the Borrower and the Bank agrees not to use the other's name or logo in any marketing, advertising or related materials, without the prior written consent of the other party.

10.14.    Sharing Information with Affiliates of the Bank. The Borrower acknowledges that from time to time other financial and banking services may be offered or provided to the Borrower or one or more of its subsidiaries and/or affiliates (in connection with this Agreement or otherwise) by the Bank or by one or more subsidiaries or affiliates of the Bank or of The PNC Financial Services Group, Inc., and the Borrower hereby authorizes the Bank to share any information delivered to the Bank by the Borrower and/or its subsidiaries and/or affiliates pursuant to this Agreement or any of the Loan Documents to any subsidiary or affiliate of the Bank and/or The PNC Financial Services Group, Inc., subject to any provisions of confidentiality in this Agreement or any other Loan Documents.

10.15.    Electronic Signatures and Records. Notwithstanding any other provision herein, the Borrower agrees that this Agreement, the Loan Documents, any amendments thereto, and any other information, notice, signature card, agreement or authorization related thereto (each, a “Communication”) may, at the Bank’s option, be in the form of an electronic record. Any Communication may, at the Bank’s option, be signed or executed using electronic signatures. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Bank of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format) for transmission, delivery and/or retention.

10.16.    Governing Law and Jurisdiction. This Agreement has been delivered to and accepted by the Bank and will be deemed to be made in the State where the Bank’s office indicated above is located. This Agreement will be interpreted and the rights and liabilities of the Bank and the Borrower determined in accordance with the laws of the state where the Bank’s office indicated above is located, excluding its conflict of laws rules, including without limitation the Electronic Transactions Act (or equivalent) in effect in the state where the Bank’s office indicated above is located (or, to the extent controlling, the laws of the United States Of America, including without limitation the Electronic Signatures in Global and National Commerce Act). The Borrower hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in the county or judicial district where the Bank’s office indicated above is located; provided that nothing contained in this Agreement will prevent the Bank from bringing any action, enforcing any award or judgment or exercising any rights against the Borrower individually, against any security or against any property of the Borrower within any other county, state or other foreign or domestic jurisdiction. The Bank and the Borrower agree that the venue provided above is the most convenient forum for both the Bank and the Borrower. The Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Agreement.

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SIGNATURES APPEAR ON THE FOLLOWING PAGE}

Chesapeake Utilities Corporation
Loan Agreement
Signature Page

10.17.    WAIVER OF JURY TRIAL. EACH OF THE BORROWER AND THE BANK IRREVOCABLY WAIVES ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS AGREEMENT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED

IN ANY OF SUCH DOCUMENTS. THE BORROWER AND THE BANK ACKNOWLEDGE THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

The Borrower acknowledges that it has read and understands all the provisions of this Agreement, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

WITNESS the due execution hereof as a document under seal, as of the date first written above.

CHESAPEAKE UTILITIES CORPORATION

By: ___________________________________(SEAL)
Beth W. Cooper
Executive Vice President
and Chief Financial Officer

PNC BANK, NATIONAL ASSOCIATION

By: ___________________________________(SEAL)
Alex Rolfe
Vice President

ADDENDUM

ADDENDUM to that certain Loan Agreement dated April 24, 2020 between Chesapeake Utilities Corporation as the Borrower and PNC Bank, National Association, as the Bank. Capitalized terms used in this Addendum and not otherwise defined shall have the meanings given them in the Agreement. Section numbers below refer to the sections of the Agreement.

3.6    Title to Assets. Describe additional liens and encumbrances below:

The liens relating to the FPU Indebtedness (as defined in the Other Loan Document (i.e., Credit Agreement dated October 8, 2015).

3.7    Litigation. Describe pending and threatened material litigation, investigations, proceedings, etc. below:

Eastern Shore Natural Gas Company, a subsidiary of Chesapeake Utilities Corporation, has received an arbitration claim from Appalachian Pipeline Contractors, LLP (“APC”) seeking $15.3 million for additional construction costs incurred by APC related to ESNG’s 2017 Expansion Project. It is ESNG’s position that it has properly compensated APC through its contract payments and change orders. Any additional payments required under arbitration would be applied to the capital investment of ESNG’s 2017 Expansion Project.

3.10	Environmental Matters. Describe pending or threatened material litigation or proceeding arising under, relating to or in connection with any Environmental Law below:

None.